STATEMENT ON SCHEDULE 13D


Item 1.   Security and Issuer.

     The class of equity securities to which this Statement relates is the common stock, par value $0.01 per share (the "Common Stock") of The Advest Group, Inc. ("Advest"), a Delaware corporation, whose principal executive offices are located at One Commercial Plaza, Hartford, Connecticut 06103.

Item 2.   Identity and Background.

     (a) - (c)  Name:  American Ranger, Inc. ("the reporting person")

          Residence or Business Address:

          One Commercial Plaza
          Hartford, Connecticut 06103

          Present Principal Occupation or Employment:

     The reporting person is a holding company which invests in marketable and other securities. D. T. Chase Enterprises, Inc. ("DTCE"), a holding company which invests in marketable and other securities, owns 100% of the common stock of the reporting person. The reporting person has a wholly-owned subsidiary, Chase Insurance Holdings Corporation ("CIHC"), which invests in marketable and other securities. DTCE and CIHC are described further in Item 6 below.

     The information required by subsections (a) through (c) of this Item 2 with respect to the executive officers and directors of the reporting person as of the date hereof, is incorporated herein by reference to such information in Exhibit A filed herewith.

     (d) During the past five years, the reporting person has not been convicted in a criminal proceeding (excluding misdemeanors similar to traffic violations). During the past five years, none of the executive officers or directors of the reporting person has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

     (e) During the past five years, the reporting person has not been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction or has it, as a result of any such proceeding, been subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws. During the past five years, none of the executive officers or directors of the reporting person has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction, nor has any of them, as a result of any such proceeding, been subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violations with respect to such laws.

     (f) Citizenship: The reporting person is a Delaware corporation. Each of the executive officers and directors of the reporting person is a citizen of the United States of America.
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Item 3.   Source and Amount of Funds or Other Consideration.

     On December 29, 1993, in accordance with a Share Purchase Agreement dated December 23, 1993 among the reporting person, CIHC and Fairfax Financial Holdings Limited ("Fairfax"), providing for the sale by CIHC to Fairfax of all of the capital stock of Ranger Insurance Company ("Ranger"), CIHC purchased 452,872 shares of Common Stock from Ranger. (Ranger had previously reported its ownership of these shares on a Statement on Schedule 13G, and the reporting person and CIHC had also previously reported their relationship to Ranger and these shares on Statements on Schedule 13G. On March 17, 1993, DTCE acquired all of the issued and outstanding capital stock of the reporting person.) Ranger sold the 452,872 shares of Common Stock to CIHC in partial consideration of a non-interest bearing demand promissory note in the principal amount of $12,058,777, payable on the earlier of the Closing Date of the sale of Ranger's capital stock to Fairfax and January 31, 1994. In order to secure this note, CIHC collaterally assigned and transferred and granted to Ranger a security interest in the 452,872 shares of Common Stock along with other investments.
On December 29, 1993 CIHC resold the 452,872 shares of Common Stock to Ranger in return for the cancellation of the promissory note and the collateral assignment and security agreement ceased to be effective. (As of that date the agreements referred to in previous statements on Schedule 13G under which the reporting person had certain conditional rights to a portion of the income derived by Ranger from its investment in such 452,872 shares were also terminated.)

Item 4.   Purpose of Transaction.

     To the best knowledge of the reporting person, CIHC acquired the 452,872 shares of Common Stock for purposes of resale to Ranger in connection with the transaction with Fairfax described in Item 3.

Item 5.   Interest in Securities of the Issuer.

     (a)(i) As of December 29, 1993, before the resale to Ranger, CIHC owned of record and beneficially 452,872 shares of Common Stock, or 5.1% of the 8,944,017 shares of Common Stock outstanding as of December 13, 1993, as reported in Advest's proxy statement for its 1994 Annual Meeting of Stockholders.

     (ii) In accordance with Rule 13d-4 under the Exchange Act, the reporting person expressly declares that the filing of this statement shall not be construed as an admission that it is, for the purposes of Section 13(d) or
Section 13(g) of the Exchange Act, the beneficial owner of any of the 121,000 shares of Common Stock, or 1.4% of the shares of Common Stock outstanding as of December 13, 1993, owned by the D&L Trust, the beneficiary of which is Roger M. Freedman, the spouse of Cheryl Chase Freedman, and the trustee of which is Rothschild Trust Cayman Limited.

     (b) The reporting person has no power to vote, direct the voting of, dispose of, or direct the disposition of, the 452,872 shares of Common Stock owned by CIHC, except to the extent that the reporting person shares voting or dispositive power with respect to such 452,872 shares with DTCE and CIHC by reason of the affiliations described herein.

     (c) Besides the following transaction, no other transactions occurred during the past sixty days:

                                   Price          Number     Where and How
               Character of         Per             of      Transaction Was
Date      Transaction         Share          Shares        Effected

12/29/93  Sale by Ranger      $6.63          452,872   Private Sale
               Insurance Company
               to CIHC

     (d)  Not applicable.

     (e)  Not applicable.

Item 6. Contracts, Arrangements, Understandings or Relationships with Respect to Securities of the Issuer.

     David T. Chase, his son, Arnold L. Chase, and his daughter, Cheryl Chase Freedman, are the directors and executive officers of the reporting person, the directors and three of the executive officers of DTCE and the directors and executive officers of CIHC. All of the outstanding stock of the reporting person is owned by David T. Chase (20.89%), Rhoda L. Chase (2.87%), Connecticut Financial Associates Limited Partnership ("CFA," a Connecticut partnership owned 99% by David T. Chase and 1% by his spouse, Rhoda L. Chase) (14.97%), Arnold L. Chase (8.75%), Cheryl Chase Freedman (16.15%), five trusts for the benefit of Arnold L. Chase's children and two trusts for the benefit of Arnold
L. Chase, his spouse and/or his children of which Stanley N. Bergman and Arnold
L. Chase are co-trustees (18.185% in the aggregate), and five trusts for the benefit of Cheryl Chase Freedman's children and two trusts for the benefit of Cheryl Chase Freedman, her spouse and/or her children of which Stanley N. Bergman and Cheryl Chase Freedman are co-trustees (18.185% in the aggregate).

     Other than the foregoing, the reporting person knows of no contracts, arrangements, understandings or relationships (legal or otherwise) between any of the persons named in Item 2 and any other person with respect to any securities of Advest, including but not limited to, transfer or voting of any of the securities, finder's fees, joint ventures, loan or option arrangements, puts or calls, guarantees of profits, division of profits or loss, or the giving or withholding of proxies.

     The reporting person has not agreed to act together with any of the foregoing persons or with any other person or entity for the purpose of acquiring, holding, voting or disposing of shares of Common Stock and the reporting person disclaims membership in any "group" with respect to the Common Stock for purposes of Section 13(d)(3) of the Exchange Act or Rule 13d-5(b)(1) adopted thereunder.

Item 7.   Material to be Filed as Exhibits.

     A.   Identity and Background of Executive
          Officers and Directors  . . . . . . . . . . . . . Page 8

     B.   Stock Purchase Agreement
          Dated December 29, 1993 . . . . . . . . . . . . . Pages 9-10

     C.   Non-Interest Bearing Promissory Note
          Dated December 29, 1993 . . . . . . . . . . . . . Page 11

     D.   Collateral Assignment and Security Agreement
          Dated as of December 30, 1993 . . . . . . . . . . Pages 12-13

                                   SIGNATURE

     After reasonable inquiry and to the best of its knowledge and belief, the reporting person certifies that the information set forth in this statement is true, complete and correct.

Date:     March 31 , 1994          American Ranger, Inc.



                                   By /s/ Cheryl Chase Freedman
                                   Name:  Cheryl Chase Freedman
                                   Title: Executive Vice President